UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2005

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia	30328-5352

(Address of Principal Executive Offices)	(Zip Code)

(770) 391-9500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 22, 2005, AFC Enterprises, Inc. (the “Company”) announced that it had entered into a joint settlement agreement with plaintiffs in the Section 10(b) securities litigation initially filed on March 25, 2003, the Section 11 securities claim relating to the Company’s initial public offering raised on January 26, 2004 and the Section 11 securities litigation relating to the Company’s secondary public offering initially filed on May 15, 2003 to settle the securities shareholder lawsuits relating to its restatement of its financial statements for fiscal years 2000, 2001 and the first three quarters of 2002.

The parties intend to enter into a further agreement to set forth more specific terms of the settlement. Any such agreement is subject to court approval.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release dated April 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.
Date: April 22, 2005	By:	/s/ Frank J. Belatti
Frank J. Belatti
Chairman of the Board and Chief Executive Officer